Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Georganne Palffy
Chief Financial Officer	General Information
(312) 658-5000	(312) 640-6768

Fourth Draft:

WEDNESDAY, MARCH 9, 2005

STRATEGIC HOTEL CAPITAL ANNOUNCES PRICING OF 8.5% CUMULATIVE PREFERRED STOCK

Chicago, IL – March 9, 2005 – Strategic Hotel Capital, Inc. (NYSE: SLH) announced today it has entered into an agreement to sell, subject to customary conditions to closing, an offering of $100,000,000 of its 8.5% Series A Cumulative Redeemable Preferred Stock to qualified institutional buyers through a private placement, pursuant to Rule 144A under the Securities Act of 1933 as amended, and non-US persons under Regulation S. The offering is anticipated to close on March 16, 2005. The preferred stock, which has no stated maturity, may be redeemed by the company on or after March 16, 2010.

The purpose of the offering is to raise funds for general corporate purposes, which may include repaying outstanding borrowings under the company’s line of credit and completion of the previously announced acquisition of two hotel properties.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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